Bullion Monarch Mining Moves Toward TSX Listing

October 28, 2010 - St. George, Utah - Bullion Monarch Mining Inc. (OTCQB : BULM) is pleased to announce plans to apply for a listing on Canada’s Toronto Stock Exchange (TSX). Bullion Monarch Mining has recently engaged Dennis H. Petersen of Petersen Law, a corporate finance law firm in Toronto, to assist in this endeavor.

Preliminary discussions with TSX officials have given Bullion Monarch Mining management a very positive indication that the Company, with existing assets and corporate structure, would qualify to be listed on the main TSX exchange.

Bullion Monarch Mining management feels that a TSX listing is a top priority to continue the rapid growth of the Company. The Company’s goal is designed to expose the Company to a very knowledgeable, sophisticated and active base of institutional and individual investors. The TSX is one of the pre-eminent global centers for raising capital for international resource ventures; more mining and oil and gas companies are listed on the TSX than any other exchange in the world.

“We will now work toward this listing with the selection of a sponsoring brokerage followed by the submission of qualifying property reports and final applications," said Chairman James A. Morris. “TSX markets will become an important source of funding to help advance the development of several exploration projects as well as expand our shareholder base with Canadian investors, giving us exposure to an investor community that specializes in mining.”

About Bullion Monarch Mining

Bullion Monarch Mining Inc. is a publicly traded (OTC:BULM), gold-focused royalty company with additional interests in oil-shale technology. The Company is engaged in a continual review of opportunities to create growth through developing new royalties or participating interests by financing mine development or exploration. The majority of current royalty revenues are derived from a high-quality claim block located in Northeastern Nevada’s Carlin Trend. Bullion Monarch’s portfolio provides for direct leverage to commodity prices as well as the exploration potential of world-class ore deposits. Visit the Company website at www.bullionmm.com for more information.

Investor Relations Contact

Joseph Morris

info@bullionmm.com

(801)426-8111

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995.

Certain statements contained in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained in this report contains “forward-looking statements’ which can be identified by the use of forward-looking terminology such as “believe”, “expect”, “may”, “should”, “up to”, “approximately”, “seem”, “likely”, or “anticipates” or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statements was made. Investors should carefully consider the preceding information as well as information contained in the Company’s 10-KA-1 Annual Report (“Old” Bullion) and the Form 10 (“New” Bullion) before making any investment in the shares of the Company. The full 10-KA-1 or the Form 10 filings referenced in this press release are available at sec.gov or bullionmm.com for complete information. Neither Bullion Monarch Mining, Inc. nor its subsidiaries, undertake any obligation to update any forward-looking statements contained in this press release. Historical results referred to before current QA/QC and sample security protocols were adopted should not be relied upon as to what potential resources exist on the property. This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy or sell any security.